Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Cook & Bynum Funds Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Cook & Bynum Funds Trust for the period ended March 31, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Cook & Bynum Funds Trust for the stated period.

/s/ Richard P. Cook Richard P. Cook President (Principal Executive Officer) Cook & Bynum Funds Trust	/s/ David A. Hobbs David A. Hobbs Treasurer (Principal Financial Officer) Cook & Bynum Funds Trust
Dated: May 13, 2020

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Cook & Bynum Funds Trust for purposes of Section 18 of the Securities Exchange Act of 1934.